Exhibit 4.5

Execution Version

SMURFIT KAPPA ACQUISITIONS UNLIMITED COMPANY,
as Issuer

SMURFIT KAPPA GROUP PLC,
SMURFIT KAPPA INVESTMENTS LIMITED,
each as a Parent Guarantor

SMURFIT INTERNATIONAL B.V.,
SMURFIT KAPPA TREASURY FUNDING DESIGNATED ACTIVITY COMPANY,
SMURFIT KAPPA TREASURY UNLIMITED COMPANY,
each as a Subsidiary Guarantor

and

DEUTSCHE TRUSTEE COMPANY LIMITED,
as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of October 5, 2023

to

INDENTURE

Dated as of June 28, 2018

2.875% Senior Notes due 2026

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of October 5, 2023, among (i) Smurfit Kappa Acquisitions Unlimited Company, a public unlimited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland as issuer (the “Issuer”), (ii) Smurfit Kappa Group plc, a public limited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland as parent guarantor (“SKG”), (iii) Smurfit Kappa Investments Limited, a private limited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland as parent guarantor (“SKI”, and together with SKG, the “Parent Guarantors”), (iv) Smurfit International B.V., a private limited company incorporated under the laws of Netherlands and having its registered office at Warandelaan 2, 4904 PC Oosterhout, the Netherlands as subsidiary guarantor (“SIB”), (v) Smurfit Kappa Treasury Funding Designated Activity Company, a designated activity company limited by shares incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland as subsidiary guarantor (“SKD”), (vi) Smurfit Kappa Treasury Unlimited Company, a public unlimited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland as subsidiary guarantor (“SKT”, and together with SIB and SKD, the “Subsidiary Guarantors”, and together with the Parent Guarantors, the “Guarantors”) and (vii) Deutsche Trustee Company Limited, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, among others, the Issuer, the Trustee and the Guarantors have executed and delivered an indenture dated as of June 28, 2018 (the “Base Indenture”, as amended and supplemented by the first supplemental indenture, dated as of February 4, 2019 (the “First Supplemental Indenture”) and, as further amended and supplemented by this Supplemental Indenture, and as the same may be further amended, supplemented or modified from time to time, the “Indenture”), providing for the issuance by the Issuer of €1,000,000,000 aggregate principal amount of its 2.875% Senior Notes due 2026 (the “Notes”);

WHEREAS, the parties hereto have agreed to make certain modifications to the Base Indenture with respect to the Notes subject to the terms and conditions set forth herein;

WHEREAS, Section 9.2 (With Consent of Holders of Notes) of the Base Indenture provides that the Issuer, the Guarantors and the Trustee may, with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, amend the Indenture subject to certain limitations set forth in the Indenture;

WHEREAS, the Issuer solicited consents from Holders of the Notes pursuant to the consent solicitation statement dated September 27, 2023 (the “Consent Solicitation Statement”) to certain proposed amendments to the Base Indenture as contained herein upon the terms and subject to the conditions set forth therein, which consents were received on October 5, 2023;

WHEREAS, the Issuer has requested that the Trustee execute and deliver this Supplemental Indenture and for this purpose has delivered to the Trustee (i) evidence that the Required Consents (as defined in the Consent Solicitation Statement) with respect to the Notes to effect the amendments contained herein have been duly and validly received by the Issuer and (ii) the Officers’ Certificate and Opinion of Counsel as required by the terms of the Indenture;

WHEREAS, this Supplemental Indenture shall become effective and operative upon the date hereof (the “Effective Time”);

WHEREAS, Section 9.3 (Revocation and Effect of Consents) of the Base Indenture provides that, when a supplemental indenture becomes effective in accordance with its terms, it thereafter binds every Holder, including any subsequent Holder, of the Notes;

WHEREAS, this Supplemental Indenture is being entered into pursuant to Sections 9.2 (With Consent of Holders of Notes) and 9.5 (Trustee to Sign Amendments, etc.) of the Base Indenture;

AND WHEREAS, all acts and things necessary to make this Supplemental Indenture a valid agreement according to its terms have been done and performed, and the execution of this Supplemental Indenture and the amendments to the Base Indenture as provided herein has been duly authorized in all respects;

NOW THEREFORE, in consideration of the premises, and for the purpose of setting forth the amendments to the Base Indenture as provided herein, each of the Issuer and the Guarantors covenants and agrees with the Trustee as follows:

ARTICLE 1

Defined Terms

Section 1.01        Definition of Base Indenture and First Supplemental Indenture. In this Supplemental Indenture, “Base Indenture” and “First Supplemental Indenture” have the meaning set forth in the recitals above.

Section 1.02        Defined Terms. Capitalized terms used in this Supplemental Indenture without definition shall have the meanings assigned to them in the Indenture or in the preamble or recitals thereto. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2

Amendments to the Base Indenture

Section 2.01        Amendments to Section 1.1 (Definitions). Subject to Section 3.01 (Effectiveness) hereof, Section 1.1 (Definitions) of the Base Indenture is hereby amended and restated to (i) replace each of the definitions of “Change of Control” and “IFRS” to read in its entirety as provided below; and (ii) include new definitions of “Merger Parent Entity”, “Merger Transaction”, “Transaction Agreement” and “U.S. GAAP” as provided below:

(a)               “Change of Control” means the occurrence of any of the following:

(1)               the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or transfer of the Issuer’s Voting Stock), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Parent Guarantor;

(2)               the adoption of a plan relating to the liquidation or dissolution of the Issuer; or

(3)               the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) other than a Parent Guarantor or other direct or indirect parent company that is wholly owned by a Parent Guarantor becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares.

Notwithstanding the foregoing, the consummation of the Merger Transaction (including the direct or indirect acquisition of SKG by the Merger Parent Entity) pursuant to the terms of the Transaction Agreement, shall not constitute a Change of Control.”

(b)               “IFRS” means International Financial Reporting Standards as adopted by the European Union, International Financial Reporting Interpretations Committee as in effect as of the date of this Indenture; provided, however, that all reports and other financial information provided by the Issuer to the Holders and/or the Trustee shall be prepared in accordance with IFRS as in effect on the date of such report or other financial information; provided, further, that at any time after completion of the Merger Transaction, the Issuer may elect irrevocably, and notify the Trustee and the Holders of such election, that IFRS shall mean U.S. GAAP as in effect on the date of such election; provided, however, that following such election all reports and other financial information provided by the Issuer to the Holders and/or the Trustee shall be prepared in accordance with U.S. GAAP as in effect on the date of such report or other financial information. All ratios and computations based on IFRS contained in this Indenture will be computed in conformity with IFRS or U.S. GAAP, as applicable.”

(c)               “Merger Parent Entity” means Cepheidway Limited, a private company limited by shares incorporated under the laws of Ireland (to be renamed and re-registered as Smurfit WestRock plc, a public company limited by shares incorporated under the laws of Ireland), or such other entity, in each case, which will become the direct or indirect shareholder of SKG in connection with the Merger Transaction and which is expected to be listed on the New York Stock Exchange and/or the London Stock Exchange.”

(d)               (“Merger Transaction” means the business combination of SKG group and WestRock Company, a Delaware corporation (“WestRock”) to be consummated pursuant to the Transaction Agreement.”

(e)               “Transaction Agreement” means the transaction agreement dated September 12, 2023, by and among, inter alios, SKG and WestRock, as amended, supplemented or modified from time to time.”

(f)                “U.S. GAAP” means generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.”

Section 2.02        Amendments to Certain Covenants.

(a)               Subject to Section 3.01 (Effectiveness) hereof, sub-section (b) of Section 4.17 (Reports) of the Base Indenture is hereby amended and restated to read in its entirety as follows:

(b)               “For so long as any Notes are outstanding, the Issuer will provide to the Trustee such other information as SKG is required to make publicly available under the requirements of Euronext Dublin, the London Stock Exchange or the New York Stock Exchange as a result of having its ordinary shares admitted for trading on such exchanges. Upon complying with the public reporting requirements of Euronext Dublin, the London Stock Exchange or the New York Stock Exchange (regardless of whether SKG’s ordinary shares are admitted for trading on either such exchange), provided that such requirements include an obligation to prepare and make publicly available annual reports, information, documents and other reports with Euronext Dublin, the London Stock Exchange or the New York Stock Exchange, the Issuer will be deemed to have complied with the provisions contained in clauses (1) through (3) of Section 4.17(a).”

(c)               Subject to Section 3.01 (Effectiveness) hereof, a new sub-section (d) is added at the end of Section 4.17 (Reports) of the Base Indenture as follows:

(d)               “After completion of the Merger Transaction, the Issuer may elect, and shall notify the Trustee and the Holders of the Notes of such election, to submit to the Trustee and the Holders of the Notes, the financial statements, reports and other information of the Merger Parent Entity to comply with sub-sections (a) and (b) of this Section 4.17, instead of such information of SKG. If the Issuer makes such election, then it will be deemed to have provided such information to the Trustee, the Holders of the Notes and prospective purchasers if such information referenced above in sub-sections (a)(1) through (a)(3) and sub-section (b) of this Section 4.17 has been posted on Merger Parent Entity’s website.”

Section 2.03        Corresponding Amendments. With effect on and from the date hereof, each Global Note shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Global Note consistent with the terms of the Indenture, as amended by this Supplemental Indenture. To the extent of any conflict between the terms of the Notes and the terms of the Indenture, as amended by this Supplemental Indenture, the terms of the Indenture, as amended by this Supplemental Indenture, shall govern and be controlling.

ARTICLE 3

Miscellaneous

Section 3.01        Effectiveness. The provisions of this Supplemental Indenture shall be effective and operative upon the Effective Time.

Section 3.02        Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.03        Governing Law. This Supplemental Indenture and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.04        Severability. In case any one or more of the provisions in this Supplemental Indenture shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 3.05        Ratification of Base Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Base Indenture, as supplemented by the First Supplemental Indenture, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.06        Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 3.07        Incorporation by Reference. Section 11.8 (Submission to Jurisdiction; Appointment of Agent for Service) of the Base Indenture is incorporated by reference into this Supplemental Indenture as if more fully set out herein.

Section 3.08        Effect of Headings; Certain Definitions. The Section headings herein are for convenience only and shall not affect the construction thereof.

Section 3.09        Section 3.09 Successors. All covenants and agreements of the Issuer, the Guarantors and the Trustee in this Supplemental Indenture shall bind their respective successors and assigns.

Section 3.10        Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SMURFIT KAPPA ACQUISITIONS UNLIMITED COMPANY, as Issuer

By:	/s/ Emer Murnane
	Name:	Emer Murnane
	Title:	Director

SMURFIT KAPPA GROUP PLC,
as a Parent Guarantor

By:	/s/ Kenneth Bowles
	Name:	Kenneth Bowles
	Title:	Director

SMURFIT KAPPA INVESTMENTS LIMITED,
as a Parent Guarantor

By:	/s/ Kenneth Bowles
	Name:	Kenneth Bowles
	Title:	Director

SMURFIT INTERNATIONAL B.V.,
as a Subsidiary Guarantor

By:	/s/ PJA Koelewijn
	Name:	PJA Koelewijn
	Title:	Director

(Signature page to Supplemental Indenture – 2026 Notes)

SMURFIT KAPPA TREASURY FUNDING DESIGNATED ACTIVITY COMPANY,
as a Subsidiary Guarantor

By:	/s/ Emer Murnane
	Name:	Emer Murnane
	Title:	Director

SMURFIT KAPPA TREASURY UNLIMITED COMPANY,
as a Subsidiary Guarantor

By:	/s/ Emer Murnane
	Name:	Emer Murnane
	Title:	Director

(Signature page to Supplemental Indenture – 2026 Notes)

DEUTSCHE TRUSTEE COMPANY LIMITED,
as Trustee

By:	/s/ Robert Bebb
	Name:	Robert Bebb
	Title:	Associate Director

By:	/s/ Paul Berwick
	Name:	Paul Berwick
	Title:	Associate Director

(Signature page to Supplemental Indenture – 2026 Notes)